Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 13, 2021, with respect to the consolidated financial statements of Aria Energy LLC and subsidiaries, included herein and to the reference to our firm under the heading “Experts” in the Registration Statement and Prospectus.

/s/ KPMG LLP

Detroit, Michigan

October 18, 2021